UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 10, 2023, MariaDB plc (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report, among other things, the Company’s issuance of a $26.5 million senior secured promissory note (the “Note”) to RP Ventures LLC (“RP Ventures”) and certain changes to the Company’s board of directors (the “Board”). The Company is filing this amendment to the Prior 8-K to provide certain additional information under Item 5.02. The Prior 8-K otherwise remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2023, Yakov “Jack” Zubarev and Michael Fanfant were appointed to the Board as Class II and I directors, respectively, with terms ending at the 2026 annual general meeting of shareholders and 2024 annual general meeting of shareholders, respectively.

Mr. Zubarev, age 48, is a seasoned technology executive with over 25 years of experience in growing innovative businesses. Since March 2019, Mr. Zubarev has been investing personally and consulting within the technology sector. Previously, he served as Chief Executive Officer of Parallels Inc., a cross-platform technological solutions company, which was sold to Corel Corporation in December 2018. Prior to his CEO role, Mr Zubarev held various executive roles in product management, product marketing, and business development. Mr. Zubarev holds an M.B.A. from the University of San Francisco.

Mr. Fanfant, age 33, has been a Director of Runa Capital, Inc. since September 2021. He previously served as a Principal of Runa Capital, Inc. from September 2019 to September 2021 and Senior Associate of Runa Capital, Inc. from October 2017 to September 2019. Mr. Fanfant is the Co-Founder and served as Chief Operating Officer of Octane Lending, Inc., a U.S. based point-of-sale financing and technology company, from 2014 to 2017. Mr. Fanfant has served on the Board of Directors of Octane Lending, Inc. since 2014. Mr. Fanfant also serves as a board member and board observer of other private companies. Mr. Fanfant previously worked in the Corporate Strategy Group at Capital One Financial Corporation. Mr. Fanfant holds a B.A. in Economics from Stanford University.

The Board has deferred any director compensation payments or equity grants under the Company’s Non-Employee Director Compensation Program for Messrs. Zubarev and Fanfant.

Mr. Fanfant is a shareholder of Runa Capital II (GP), the general partner of Runa Capital Fund II, L.P., and Runa Capital Opportunity I (GP), the general partner of Runa Capital Opportunity Fund I, L.P. and the managing shareholder of Runa Ventures I Limited, which collectively beneficially own approximately 8% of the outstanding ordinary shares of the Company. He also has also served as sole member and manager of RP Ventures since June 9, 2023. Jack Zubarev is the brother of Ilya Zubarev, who is a shareholder in Runa Capital II (GP) and Runa Capital Opportunity I (GP) and one of four members of the investment committee of each of these entities that makes all investment and voting decisions relating to the Ordinary Shares held by Runa Capital Fund II, L.P., Runa Capital Opportunity Fund I, L.P. and Runa Ventures I Limited.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this Current Report include statements regarding changes to Board composition, director compensation, payments and rights under the Note, and related actions and events and the results therefrom. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or the Board, or third parties, including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that there will be changes to the Board and its committees and Board compensation structures, and payments to be made under the terms of the Note. The foregoing list of differences and risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the Note, the Board, and related events, please review “Risk Factors” and other information included in the Company’s filings, including the Prior 8-K, and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: October 16, 2023
	By:	/s/ Paul O’Brien
Paul O’Brien
Chief Executive Officer